434 Fayetteville Street, Suite 600, Raleigh, NC 27601

FOR IMMEDIATE RELEASE

For Public Relations:
Felicia Ramsey
Summus, Inc. (USA)
(919) 807-5646
felicia.ramsey@summus.com

SUMMUS ANNOUNCES
2004 SECOND QUARTER AND FIRST HALF RESULTS

Revenues Increase 53% Over Prior Quarter as Consumer Demand
for Summus Wireless Applications Grows

Raleigh, N.C. — August 12, 2004 — Summus, Inc. (USA) (OTCBB: SUMU), a developer of applications and solutions that optimize the consumer wireless experience, today announced its financial results for its second quarter and the first half of its fiscal year ended June 30, 2004.

Financial Highlights
Second Quarter and First Half 2004

  Total revenues for the 2004 second quarter increased by 53% to $1,208,880 over 2004 first quarter revenues of $787,969 and by 108% over 2003 second quarter revenues of $580,190.

  Wireless application revenue for the 2004 second quarter increased by 263% to $1,208,880 over 2003 second quarter wireless application revenue of $332,989.

  Total revenues for the 2004 first half increased by 147% to $1,996,849 over 2003 first half revenues of $809,625.

  Wireless application revenue for the 2004 first half increased by 252% to $1,982,210 over 2003 first half wireless application revenue of $562,424.

  Gross margins were 49% in the 2004 first half, compared to 45% in the 2003 first half.

  The Company’s net losses for the 2004 first half and 2004 second quarter narrowed to $1,949,434 and $708,963, respectively, compared to net losses, excluding gains from non-cash settlements, for the 2003 first half and 2003 second quarter of $2,860,494 and $1,141,232, respectively.

  The Company has cash and receivables totaling approximately $1,670,000, plus access to $1,000,000 in escrowed cash upon meeting specific financial milestones. Based on its current plans, the Company believes it can finance operations until it is cash flow positive.

434 Fayetteville Street, Suite 600, Raleigh, NC 27601

Operations Review

Gary E. Ban, Chief Executive Officer of Summus stated: "We are pleased to report that our strategy to develop and launch products that are geared to the consumer mass-market and personalization of the mobile phone are demonstrably fueling the revenue growth of the organization.

“Revenue growth of 108% in the 2004 second quarter as compared to the 2003 second quarter was driven by:

Our Sports Illustrated Swimsuit wallpaper and screensaver product, which has generated over 700,000 downloaded photographic images since the product launched in late March 2004. The Sports Illustrated Swimsuit wallpaper and screensaver content is based on a highly recognizable brand and continues to show increasing strength in broad carrier distribution, as evidenced by its domestic and international availability on 13 global carriers versus only 2 carriers when it first launched. Given our success with this product, we are looking forward to even greater revenue contributions as we expect to launch an upgraded Swimsuit product portfolio in 2005.

Our true multiplayer mobile phone game, Phil Hellmuth's Texas Hold'em, has become the company’s most successful game launch. We have experienced over 300% month to month subscriber growth since the game’s inception in mid-May 2004. With a $2.99 per month subscription fee to the consumer, Summus enjoys a much higher recurring revenue stream from each monthly payment as compared to other Summus products.

Our ongoing successes from both the Sports Illustrated wallpaper and screensaver product and the Texas Hold’em game will not only drive future revenue growth in and of itself, but more importantly, enable the Company to further leverage its carrier distribution channels for several new product introductions in the coming months.

A 15% growth in revenues from our legacy applications, such as AP News and Sports, Picture This!™, NineBall™, Ultimate Golf Challenge™, Click 3™ TriBond®, FunCaster Greetings™ and 123 Greetings™ . This also provides further evidence that the mobile application market is materializing.

Outlook

“Throughout the first half of 2004, the Company focused its development efforts on bringing to market several new branded mobile applications slated for carrier release over the next few months. More specifically, through our relationship with Fujifilm U.S.A., new products will be available to the market in upcoming months. In addition, we expect to launch multiple new content-related applications targeting the areas of personal finance, photo services, sports, entertainment and personalization. All of this fortifies our expectations for additional revenue growth throughout the second half of 2004 and into 2005.

“In addition, we will be capitalizing on the popularity of the Texas Hold’em poker phenomena by releasing an enhanced version of our true multiplayer game. The Boston Globe recently reported that there are currently an estimated 80 million poker players in the U.S. Television shows such as Bravo's ’Celebrity Poker,’ the Travel Channel's ’World Poker Tour’ and ESPN's coverage of the ’World Series of Poker’ have amplified the popularity of the game, especially among college students. The youth market, which is the fastest growing fan base of Texas Hold‘em, is also the largest group of consumers of wireless games. InStat/MDR reported that 40% of wireless phone users under the age of 25 use their phone to play games.

434 Fayetteville Street, Suite 600, Raleigh, NC 27601

Given the market popularity of the game, the targeted marketing planned for this product, as well as being aligned with Phil Hellmuth, the game’s most recognized and accomplished poker player, we feel that Summus is in a unique position to capture a substantial share of the mobile market for this game genre.

“Mobile phones are the largest consumer electronics product in the world. There are currently 1.3 billion mobile subscribers worldwide, and it is expected that this will grow to 2 billion by 2007 (Source: Financial Times, “Mobile Lifestyles”, 6/28/04). Current industry estimates forecast that worldwide shipments of mobile phones from major manufacturers will top 600 million in 2004, with over a third of these incorporating new features such as cameras, video and Wi-Fi integration. Additionally, we believe that many consumers will soon replace their older handsets with new mobile phones that incorporate these new advanced technologies.

“Therefore, we believe that Summus is well positioned, with its unique state-of-the-art mobile phone applications and growing carrier and content brand relationships, to take advantage of the opportunities afforded by this rich market. As a result, Summus is on track to deliver significant revenue growth over our fiscal 2003 results, and if we execute on our current business plan, we are optimistic that we can enjoy similar growth throughout 2005.”

About Summus
 Summus is a developer of solutions that optimize the consumer wireless experience. The Company partners with leading content brands to develop compelling wireless applications for the cell phone. Summus’ highly successful applications are focused within the most popular growth areas of photo-messaging, games, entertainment and personalization. Summus currently offers 27 cell phone applications deployed through 22 wireless carriers in the U.S and abroad. Summus builds these applications with a low-stress navigation that is designed for a consistently superior user experience. For more information, see www.summus. com.

This press release contains forward-looking statements that involve risks and uncertainties concerning Summus’ business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results is included in Summus’ annual report on Form 10-K for the year ended December 31, 2003, and in reports subsequently filed by Summus with the Securities and Exchange Commission(“SEC”). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Summus’ web site at www.summus.com. Summus hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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